Exhibit 99.1

LEVI STRAUSS & CO. PROPOSES CLOSURE OF FACTORIES

AT BONMATI AND OLVEGA

Barcelona, 3 June 2004 – Levi Strauss & Co. today announced to employees that it has begun discussions with employee representatives on the proposed closure of its sewing plants at Bonmati (Girona) and Olvega (Soria). A total of 453 jobs will be lost, 285 at Bonmati and 168 at Olvega. The company will seek to reach an agreement with employees before beginning the required legal process.

The proposed closure of the Spanish plants is part of Levi Strauss & Co.’s ongoing strategy to improve competitiveness, take cost and complexity out of the business and achieve its long-term financial goals. In a highly competitive and cost-driven market, Levi Strauss & Co. has maintained its own manufacturing plants in Western Europe, while most other apparel brands have moved production to lower cost countries.

“We have looked long and hard for alternative solutions, but we simply can’t continue to bear manufacturing costs in Spain that are double those of our other plants in Eastern Europe”, said Domenico Trizio, Senior Director of Manufacturing Operations for Levi Strauss Europe. “Today’s proposal has been an extremely tough decision to reach, but we must become more responsive to the needs of the marketplace.”

“In keeping with our established tradition of responsible business practices, we intend to do everything we can to cushion the impact of the proposed closure on our employees and the community. This proposal has absolutely no reflection on our employees, or the quality of their work”, added Trizio.

It is expected that the plants will cease operation at the end of the third quarter of the year, which will be determined in consultation with employees and their representatives.

The Levi’s® brand is the best-selling jeans brand in Spain and as such, the company remains fully committed to maintaining marketing initiatives and a continuous supply of products, of its usual high standard of quality, to its Spanish retail customers and consumers. The company will, therefore, continue activities at its distribution centre and sales office in Barcelona.

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This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results or outcomes to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2003, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.